Exhibit 24

POWER OF ATTORNEY

The director of Ballantyne Strong, Inc. (the “Company”), whose signature appears below, hereby appoints Gary L. Cavey and Kevin S. Herrmann, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated.

/s/ William F. Welsh II
William F. Welsh, II, Chairman
Date: March 12, 2011

/s/ Alvin Abramson
Alvin Abramson, Director
Date: March 11, 2011

/s/ Christopher E. Beach
Christopher E. Beach, Director
Date: March 14, 2011

/s/ Marc E. LeBaron
Marc E. LeBaron, Director
Date: March 15, 2011

/s/ Mark D. Hasebroock
Mark D. Hasebroock, Director
Date: March 11, 2011